Exhibit 10.5

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is dated effective as of August 12, 2011 (the “Effective Date”) and is entered into by and among 1st International Bank, a Texas state bank, whose address is 1912 Avenue K, Plano, Texas 75074 (“Lien Holder”), Lazarus Energy LLC, a Delaware limited liability company, whose address is 3200 Southwest Freeway, Suite 3300, Houston, Texas 77027 (“Lazarus”), Jonathan P. Carroll (“Jonathan Carroll”), Gina L. Carroll (“Gina Carroll”), Lazarus Energy Holdings LLC, a Delaware limited liability company (“Lazarus Holdings”), GEL Tex Marketing, LLC, a Delaware limited liability company, whose address is 919 Milam, Suite 2100, Houston, Texas 77002 (“GEL”) and Milam Services, Inc., a Delaware corporation, whose address is 919 Milam, Suite 2100, Houston, Texas 77002 (“MSI”). Each of Lien Holder, Lazarus, Jonathan Carroll, Gina Carroll, Lazarus Holdings, GEL and MSI may be referred to in this Agreement individually as “Party” or collectively “Parties.”

RECITALS:

WHEREAS, Lien Holder and Lazarus are parties to a loan (the “Loan”) evidenced by that certain Promissory Note, dated as of September 29, 2008 as amended, supplemented, or modified from time to time, the (“Note”) and further described in that certain Loan Agreement dated September 29, 2008, by and among Lazarus, Lien Holder and the below defined Guarantors (the “Loan Agreement”);

WHEREAS, Lazarus’ obligations to Lien Holder under the Note are secured by that certain Deed of Trust (with Security Agreement and Assignment of Rents), dated September 29, 2008 (the “Deed of Trust”) which has been filed to perfect a senior mortgage lien in certain property of Lazarus (the “Lien”) described more particularly therein and referred to herein as the “Facility” and by a Security Agreement dated September 29, 2008 (the “Security Agreement”), describing certain collateral referred to herein as the “Collateral”: and

WHEREAS, Jonathan Carroll, Gina Carroll and Lazarus Holdings (together, the “Guarantors”) guaranteed the Loan, by Guaranties (herein so called) and the Note, Deed of Trust, Security Agreement, Guaranties, Loan Agreement and other documents evidencing and securing the Loan (as amended, supplemented or modified from time to time) are referred to collectively herein as the “Loan Documents”; and

WHEREAS, Lazarus is in default under the Loan Documents as a result of Lazarus’ failure to pay certain amounts now due and payable to Lien Holder thereunder and Lazarus’ failure to perform certain covenants in the Loan Documents (the “Existing Defaults”) and Lien Holder has accelerated the Loan and has initiated foreclosure proceedings; and

WHEREAS, Lazarus and MSI are parties to that certain Construction and Funding Contract (as amended, supplemented or modified from time to time, the “Construction Contract”); and

WHEREAS, Lazarus and GEL are parties to a Joint Marketing Agreement and a Crude Oil Supply and Throughput Services Agreement (as amended, supplemented or modified from time to time, the “Marketing Agreement” and the “Supply Agreement”, respectively, and collectively the “GEL Transaction Documents”); and

WHEREAS, in connection with the execution of the Construction Contract, Lazarus has requested that Lien Holder forbear taking certain actions with respect to the Lien and the Loan Documents for the period of time set forth in this Agreement, and Lien Holder is willing to do so pursuant to the terms and conditions of this Agreement, so long as GEL and MSI agree to the terms hereof involving those Parties.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Lien Holder, Lazarus, GEL and MSI each agree as follows:

1. Forbearance Agreement. Notwithstanding the continued existence of the Existing Defaults, Lien Holder hereby agrees not to institute a suit or other proceeding against GEL, MSI or Lazarus or the Guarantors to foreclose the Lien pursuant to the Deed of Trust or exercise any other rights or remedies Lien Holder may have pursuant to the Note or other Loan Documents under applicable law or otherwise during the Forbearance Period (hereinafter defined) for any of the Existing Defaults. Lazarus, GEL, MSI and the Guarantors hereby agree not to institute a suit or proceeding against Lien Holder for claims or disputes relating to this Agreement during the Forbearance Period. Such forbearance by Lien Holder shall not constitute a waiver of the Existing Defaults or of any other default which may now or hereafter exist under the Loan Documents or of any right or remedy available to Lien Holder under the Loan Documents, except as expressly set forth herein.

2. Forbearance Period.

a. Initial Forbearance Period. The forbearance period (the “Forbearance Period”) shall commence on the Effective Date and shall continue until such date that is one (1) year after the Effective Date (the “Termination Date”), subject to termination by Lien Holder if any of the following should occur (the “Forbearance Termination Events”):

i. If the payment of any Tank Storage Fees (as such term is defined in the Storage Agreement) required under Section 4 is not wired to Lien Holder by the fifth (5th) day of any calendar month;

ii. Once Tank Storage Fees are no longer being paid because the Facility is operational and Operations Payments are being generated from Gross Profits, if Lien Holder does not receive a Regular Monthly Payment during any calendar month, it being understood that Lien Holder is to receive Regular Monthly Payments in lieu of Tank Storage Fees after the Facility is operational (and in no event will Lien Holder receive less than the Tank Storage Fee payment amount in any calendar month);

iii. A default on the part of Lazarus occurs under the Loan Documents other than the Existing Defaults that is not cured within the applicable cure period as provided in Section 13(p) herein;

iv. A default on the part of Lazarus, GEL or MSI occurs under this Agreement, the Construction Contract, Marketing Agreement or Supply Agreement and such default continues for ten (10) days after its occurrence; or

v. The filing of a petition by or against Lazarus (1) in any bankruptcy or other insolvency proceeding, (2) seeking relief under any debtor relief law, or (3) for the appointment of a liquidator, receiver or similar official for all or substantially all of Lazarus’ property or for Lazarus’ interest in the Facility.

b. Extended Forbearance Period. So long as the Forbearance Extension Conditions (defined below) are met within one (1) year after the Effective Date, the Forbearance Period shall be extended for an additional twelve (12) month period (the “Extended Forbearance Period”), subject to termination by Lien Holder if any of the Forbearance Termination Events occurs during such extended period. The “Forbearance Extension Conditions” (herein so called), which must be satisfied in order for the Forbearance Period to be extended, are as follows:

i. Lien Holder must have received payments in the amount of either the Tank Storage Fee or Regular Monthly Payment, as applicable, during each of the twelve (12) months of the Forbearance Period;

ii. The Services must have been completed under the Construction Contract;

iii. The Facility must be operational and generating Gross Profits to the extent that Lien Holder is receiving not only Regular Monthly Payments but also payments of its 50% portion of the Lazarus Profit Share in reduction of some portion of the Arrearage (defined below).

c. Termination of Forbearance. If any Termination Event occurs during the Forbearance Period or the Extended Forbearance Period, or if the Forbearance Extension Conditions are not satisfied prior to the expiration of the Forbearance Period, Lien Holder shall have the right to terminate its forbearance hereunder immediately and exercise any and all rights and remedies available to Lien Holder under the Loan Documents, at law, in equity or otherwise, without further notice, demand, notice of intent to accelerate, notice of acceleration, presentment, protest or other formalities of any kind, all of which are expressly waived by Borrower.

3. Payment of Arrearage and Cure of Other Existing Defaults.

a. Arrearage. As of the date hereof, the principal balance of the Loan is $9,669,173.04. The Note is in default, has been accelerated, and in addition to the principal balance, Lazarus owes to Lien Holder the following amounts for interest (including post default interest and late charges), attorneys’ fees and related costs incurred by Lien Holder (including attorneys’ fees, filing fees and expenses incurred by Lien Holder for review, preparation and finalization of this Agreement and documents executed in connection herewith), taxes paid by Lien Holder and annual renewal fees paid by Lien Holder to the United States Department of Agriculture in relation to the Loan (collectively the “Arrearage”) in the amount of $1,356,081.98. The Arrearage also includes the principal portions of past due monthly payments and the principal portions of monthly payments that will accrue between the Effective Date and the payment of the entire Arrearage. Section 4 of this Agreement provides a mechanism for paying the Arrearage. If Lien Holder incurs any additional expenses or advances additional funds due to Lazarus’ failure to perform any covenants under the Loan Documents, such amounts shall be part of the Arrearage. The Arrearage must be fully paid by the expiration of the Extended Forbearance Period.

b. Other Existing Defaults. All other Existing Defaults must be cured by the expiration of the Extended Forbearance Period.

4. Assignment of Tank Storage Fees and other Payments. Lazarus agrees that certain payments due to Lazarus under the GEL Transaction Documents will be paid directly by GEL to Lien Holder, as set forth in this Section 4. All payments to be made to Lien Holder will be paid prior to payments due by GEL to Lazarus.

a. Tank Storage Fees. Lazarus does hereby transfer, assign and convey to Lien Holder all Tank Storage Fees (as such term is defined in the Supply Agreement) owed to Lazarus after the Effective Date under the Supply Agreement, and GEL shall pay to Lien Holder, on behalf of Lazarus, such Tank Storage Fees by the fifth (5th) day of each calendar month. The Tank Storage Fees will continue until the Facility is operational and Operations Payments are being generated from Gross Profits from the Facility. Only when GEL is paying Lien Holder Regular Monthly Payments (defined below) each and every calendar month will the Tank Storage Fees cease to be paid to Lien Holder.

b. Lazarus’ Share of Gross Profits. Lazarus hereby directs GEL to make the following payments to Lien Holder, which payments are to be deducted from amounts due to Lazarus under the Marketing Agreement:

i. Operations Payments. $69,443.63 per month (the “Regular Monthly Payment”) is to be withheld by GEL from the Operations Payments due to Lazarus under Paragraph (b) of Exhibit B to the Marketing Agreement and such amount shall be paid to Lien Holder. GEL will accumulate weekly Operations Payments due to Lazarus until the accumulation reaches the amount of the Regular Monthly Payment and will remit same to Lien Holder pursuant to Section 4(b)(iii). If Operations Payments due and owing to Lazarus are insufficient to pay the Regular Monthly Payment, then GEL will pay to Lien Holder such Operations Payments funds as are available and the unpaid portion will be paid along with the next accruing Regular Monthly Payment.

ii. Lazarus Profit Share. 50% of the Lazarus Profit Share, as determined under Paragraphs (c)-(e) of Exhibit B to the Marketing Agreement, shall be withheld by GEL from payments otherwise due to Lazarus, and such amount shall be paid to Lien Holder. These payments shall continue until the Loan has been brought current, including not only principal and interest payments, but payment of all sums due to Lien Holder.

iii. Timing and Application of Payments. All payments described in Section 4(b) above shall be (A) paid on the first Business Day (defined below) of the month following the month upon which the calculation of such payments are confirmed by GEL (with such confirmation by GEL to occur on or before the 20th day of each month) and (B) applied to the Arrearage until it is fully paid.

iv. Reserve. After the Arrearage has been fully paid, Lazarus agrees to pay $83,333.33 per month for a period of twelve (12) consecutive months with Lien Holder in replenishment of the $1,000,000.00 Payment Reserve described in Section 4.19 of the Loan Agreement. GEL is directed to continue payments from the Lazarus Profit Share to build up the Payment Reserve. If for any month the Lazarus Profit Share is insufficient to pay the $83,333.33, then GEL will pay to Lien Holder such funds as are available and the unpaid portion will be paid along with the next accruing monthly payment to the Payment Reserve, until the entire $1,000,000.00 is replenished.

All payments shall be paid to Lien Holder if by wire transfer to:

Account:	1st International Bank
ABA#:	111915259
In Favor Of:	Lazarus Energy, LLC
Account #:	37273725

Lazarus waives any right, claim or demand it may now or hereafter have against GEL under the GEL Transaction Documents by reason of such direct payments to Lien Holder and agrees that such direct payments to Lien Holder shall discharge all obligations of GEL to make such payments to Lazarus.

5. Reinstatement. After the Arrearage has been fully paid (the “Reinstatement Date”), and so long as Lazarus is not in default under this Agreement, the GEL Transaction Documents or the Construction Contract, the Loan will be reinstated in accordance with the terms and conditions thereof, as modified hereby.

a. Principal and Interest Payments. On the first Business Day of the calendar month following the Reinstatement Date, Lien Holder will reamortize the Loan based on the remaining principal balance thereof, the interest rate then applicable pursuant to the terms of the Note (Prime Rate plus two and one quarter percent), and the stated maturity date of October 1, 2028. Monthly payments of principal and interest sufficient to amortize the Note over the remaining term thereof shall be due and payable on the first Business Day of each calendar month, and the interest rate shall be adjusted on the first day of each calendar quarter thereafter until the Note is fully paid.

b. Other Monetary Obligations. In addition to regular payments of principal and interest, Lazarus will be responsible for payment of all other Obligations (as defined in the Loan Agreement), including without limitation expenses, attorneys fees and other costs, and any other debts or obligations due and owing by Lazarus to Lien Holder. Further, if any amount is advanced by Lien Holder under the Loan Documents to protect or preserve the Facility or the Lien or for taxes, assessments or insurance premiums or for performance of any of Lazarus’ obligations under the other Loan Documents or for any other purpose provided in the Loan Documents, or if Lien Holder determines in its reasonable judgment that funds are necessary for payment for protection or preservation of the Facility or the Lien, then such amounts shall be immediately due and payable to Lien Holder. Lien Holder will notify Lazarus and GEL of the amount advanced by Lien Holder or deemed necessary for protection or preservation of the Facility or the Lien or otherwise payable under the immediately preceding sentence.

c. Lazarus directs GEL to continue paying the monthly principal and interest payments to Lien Holder and other payments provided under Paragraph 5(b) above from the funds otherwise due to Lazarus, as long as any of the GEL Transaction Documents remain in effect, after which Lazarus will resume Loan payments.

6. Ratification of Liens and Security Interests. Lazarus acknowledges and ratifies the existence and priority of the Lien in favor of Lien Holder in and to the Property of Lazarus (as such term is defined in the Deed of Trust). All rights of Lien Holder contained in the Loan Documents shall remain in full force and effect, subject to the provisions of this Agreement. Except as expressly modified hereby, the Loan Documents shall not be deemed modified or amended.

7. Construction Contract. MSI subordinates any lien or other interest it may have on any Equipment (as defined in the Construction Contract) to the lien created in the Deed of Trust in favor of Lien Holder, and any renewals, extensions, modifications or assignments thereof. MSI expressly subordinates any lien rights it may have to removables to the lien of the Deed of Trust. MSI will execute and deliver the Lien Subordination Agreement attached hereto as Exhibit A and incorporated herein by reference, for recording in the real property records of Wilson County, Texas.

8. Subordination of GEL and MSI Agreements. The GEL Transaction Documents are now, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Deed of Trust, with the provisions of the Deed of Trust controlling in all respects over the provisions of GEL Transaction Documents, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement, subject to the following terms and conditions:

(a) No Termination. So long as (i) GEL is not in default in the payment of any amounts due to Lien Holder, as set forth in Section 4 above or in the performance of any of the other terms, covenants or conditions of the GEL Transaction Documents on GEL’s part to be performed, (ii) the Supply Agreement and Marketing Agreement are in full force and effect, and (iii) GEL attorns to Lien Holder or a purchaser of the Facility as provided in Section 8(b)(i) below, then GEL’s rights to store and process Crude Oil under the Supply Agreement shall not be terminated, diminished or interfered with by Lien Holder in the exercise of any of its rights under the Deed of Trust.

(b) Foreclosure or Similar Change in Title. If Lien Holder shall become the owner of the Facility or the Facility shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Deed of Trust or the Facility shall be conveyed by deed in lieu of foreclosure, the GEL Transaction Documents shall continue in full force and effect as direct agreements (where applicable) between Lien Holder or other purchaser of the Facility, who shall succeed to the rights and duties of Lazarus, and GEL.

(i) Attornment. In such event, GEL shall attorn to Lien Holder or such purchaser or their respective successors-in-interest, as the case may be, and shall recognize Lien Holder or such purchaser or their respective successors-in-interest, as the case may be, as the successor to Lazarus under the GEL Transaction Documents. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. GEL agrees, however, to execute and deliver at any time and from time to time, upon the request of Lazarus or of any holder(s) of any of the Indebtedness or other obligations secured by the Deed of Trust or any such purchaser, any instrument or certificate which is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment, which instrument or certificate shall be in form and content reasonably acceptable to Lazarus. GEL and Lazarus hereby waive the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give GEL or Lazarus any right or election to terminate or otherwise adversely affect the GEL Transaction Documents and the obligations of GEL or Lazarus thereunder as a result of any such foreclosure or deed in lieu of foreclosure.

(ii) Lien Holder’s Obligations and Remedies. In such event, Lien Holder or other purchaser of the Facility, as the case may be, shall have the same remedies in the event of any default by GEL (that continues beyond any notice and/or cure period set forth in the applicable GEL Transaction Documents) in the payment of Tank Storage Fees or other payments due by GEL under the GEL Transaction Document, or in the performance of any of the other terms, covenants and conditions of GEL Transaction Documents on GEL’s part to be performed that Lazarus had or would have had if Lien Holder or such purchaser had not succeeded to the interest of Lazarus. Upon attornment by GEL as provided herein, Lien Holder or such purchaser shall be bound to GEL under all the terms, covenants and conditions of the GEL Transaction Documents and GEL shall have the same remedies against Lien Holder or such purchaser for the breach of an agreement contained in any of the GEL Transaction Documents that GEL might have had under the GEL Transaction Documents against Lazarus if Lien Holder or such purchaser had not succeeded to the interest of Lazarus; provided, however, that Lien Holder or such purchaser shall not be liable or bound to GEL:

(1) for any act or omission of Lazarus under the GEL Transaction Documents; provided, however, nothing herein shall be deemed to be a waiver of GEL’s rights or remedies in the event such act or omission is of a continuing nature and such default is not cured within the time periods set forth in the applicable GEL Transaction Document by Lien Holder or such purchaser after Lien Holder or such purchaser acquires the Mortgaged Premises; or

(2) for any offsets or defenses which the GEL might be entitled to assert against Lazarus arising prior to the date Lien Holder takes possession of Lazarus’s interest in the GEL Transaction Documents or becomes a mortgagee in possession; or

(3) by any amendment or modification of the GEL Transaction Documents made without Lien Holder’s consent prior to the date of succession of Lien Holder or another purchaser to the interest of Lazarus.

Except as expressly set forth above, the person or entity to whom GEL attorns shall be liable to GEL under the GEL Transaction Documents only for matters arising during such person’s or entity’s ownership.

(iii) No Abridgement. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Lazarus under the GEL Transaction Documents in the event of any default by GEL (that continues beyond any notice and/or period set forth in the applicable GEL Transaction Document) in the performance of any of the terms, covenants or conditions of the GEL Transaction Documents on GEL’s part to be performed.

9. Accounting Reports. GEL will provide Lien Holder with copies of all reports, reconciliations, accountings, or other financial data provided to Lazarus, including without limitation the accounting reports described in Section 4.3 of the Marketing Agreement, at the same time as they are provided to Lazarus. GEL will provide Lien Holder with copies of any reports from any audits or examinations promptly after GEL receives same. The reports, reconciliations, accountings, data, audits and examinations to be provided under this Section 9 shall be provided by GEL to Lien Holder until such time as the Arrearage is fully paid and $1,000,000.00 has been paid into the Payment Reserve.

10. Construction of Additional Facilities. The Supply Agreement contemplates that additional tank storage facilities may be built at the Facility (referred to in the Supply Agreement as “Additional Facilities”) by either GEL or a third party. Lazarus will comply with the approval process and other requirements of the Loan Documents with respect to the installation of Additional Facilities by GEL or a third party.

11. Collateral Assignment of GEL Transaction Documents. Lazarus agrees to execute and deliver to Lien Holder a Collateral Assignment of the GEL Transaction Documents in the form of Exhibit B attached hereto and incorporated herein by reference. GEL consents to this Collateral Assignment and in the event Lien Holder exercises any of its rights under the GEL Transaction Documents, GEL will recognize Lien Holder in such capacity.

12. USDA Approval. Notwithstanding anything herein to the contrary, this Agreement and the rights, privileges and obligations thereunder are conditioned on consent from the United States Department of Agriculture relating to the Loan. If USDA does not grant consent to this Agreement within thirty (30) days after the Effective Date, it shall be null and void.

13. Miscellaneous.

(a) Continuing Nature of Provisions. Except as provided in Section 13(x), this Agreement shall continue to be effective, and shall not be revocable by any Party hereto, until the Termination Date.

(b) Specific Performance. Each of GEL and Lien Holder may demand specific performance of this Agreement.

(c) Waiver of Notice of Acceptance. Notice of acceptance of this Agreement is waived, acceptance on the part of Lien Holder being conclusively presumed by its request for this Agreement and/or delivery of the same to it.

(d) LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY OR ITS AFFILIATES SHALL HAVE ANY LIABILITY TO ANY OTHER PARTY OR ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE WHATSOEVER, OR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL (INCLUDING LOST PROFITS OR LOST INVESTMENT OPPORTUNITY) LIABILITY IN CONNECTION WITH ITS PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE.

(e) Guarantors’ Agreement. Guarantors have executed this Agreement to indicate their agreement and consent to the terms of this Agreement. Guarantors hereby ratify and reconfirm their Guaranties, agree that the Guaranties shall remain in full force and effect and cover the obligations under the Loan Documents as modified hereby; and acknowledge that there are no claims or offsets against or defenses or counterclaims to the terms and provisions of the Guaranties.

(f) Release, Representation and Waiver. Lazarus and the Guarantors hereby represent and warrant to Lien Holder that they do not have any claims or offsets against, defenses or counterclaims to, the terms and provisions of the Loan Documents. Nevertheless, if any determination or assertion is hereafter made that Lazarus or either of the Guarantors has any such claims, offsets, defenses or counterclaims, each of them WAIVE AND HEREBY RELEASE Lien Holder, it successors and assigns, its agents, attorneys, officers, directors, and employees (collectively, the “Released Parties”) from any and all losses, costs, expenses, claims, damages, actions, causes of action, liability, or suits in law or equity, of whatever kind or nature, that Lazarus and/or Guarantors has ever had or may now have against the Released Parties and that have accrued or arisen on or prior to the Effective Date and that arise from or are related in any manner to or concern the Note, Deed of Trust, Guaranties, Loan Agreement or other Loan Documents, INCLUDING THOSE THAT ARISE OUT OF THE SOLE OR PARTIAL NEGLIGENCE OR FAULT OF THE RELEASED PARTIES, OR THE GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, CONCEALMENT, MISUSE OF COLLATERAL, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, RACKETEERING ACTIVITIES, DECEPTIVE TRADE PRACTICES, BREACH OF FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, LENDER LIABILITY, WHETHER OR NOT IN CONNECTION WITH THE LOAN DOCUMENTS OR THIS AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT OR IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN. Lazarus hereby acknowledges and agrees that Lien

Holder shall not be deemed to have assumed any responsibility or liability for the Facility, or the management or operations thereof, and that no Released Party has done anything in connection with the use, operation or management of the Facility which caused any harm or damage to the Facility, Lazarus or Guarantors. Lien Holder shall not be construed to be a mortgagee in possession as a result of this Agreement or any actions taken by Lien Holder or Lazarus pursuant hereto. The parties hereto agree that all applicable statutes of limitations in respect to the Loan Documents shall be tolled and not begin running until the end of the Forbearance Period.

(g) Preservation of Liability. Neither this Agreement nor the exercise by any Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Party from liability hereunder.

(h) Reliance by GEL and MSI. Lazarus and Lien Holder each acknowledges and agrees that the provisions of this Agreement are, and are intended to be, an inducement to GEL and MSI to enter into and perform their respective obligations under the GEL Transaction Documents and the agreements ancillary thereto and consideration to GEL and MSI therefor.

(i) Notices. Any record, notice, demand or document which a Party is required or may desire to give hereunder shall be in writing and, except to the extent provided in the other provisions of this Agreement, given by messenger, facsimile or other electronic transmission, or United States registered or certified mail, postage prepaid, return receipt requested, addressed to such party at its address and telecopy number shown below, or at such other address as such Party shall have furnished to the other by notice given in accordance with this provision:

If to GEL, to:

GEL Tex Marketing, LLC

919 Milam, Suite 2100

Houston, Texas 77002

Attention:           Karen Pape

Telephone:         (713) 860-2500

Facsimile:           (713) 860-2640

E-Mail:                karen.pape@genlp.com

If to Lazarus, to:

Lazarus Energy LLC

3200 Southwest Freeway, Suite 3300

Houston, Texas 77027

Attention:           Jonathan Carroll, Manager

Telephone:         (713)850-0513

Facsimile:           (713)850-0520

E-Mail:               JCarroll@LazarusEnergy.com

If to Lien Holder, to:

1st International Bank

1912 Avenue K

Plano, Texas 75074

Attention:         John Shaver

Telephone:       469-429-2408

Facsimile:         972-422-7144

E-Mail:             jshaver@fibtx.com.

(j) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

(k) Amendment and Waiver. This Agreement may not be amended (nor may any of its terms be waived) except by a written document signed by all Parties, stating that it is intended to amend this Agreement.

(1) Severability. If any provision of this Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, the Parties shall promptly meet and discuss substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

(m) Survival of Agreements. All representations and warranties contained herein, and all covenants and agreements herein not fully performed before the Effective Date shall survive such date.

(n) Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all Parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

(o) Successors and Assigns.

(i) The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors or heirs, assigns and personal representatives.

(ii) Lien Holder will not assign or transfer (or agree to assign or transfer) to any other person or entity any claim Lien Holder has or may have against Lazarus, except upon at least ten (10) days prior written notice to GEL.

(p) Notice and Cure. GEL and MSI both respectively agree to provide written notice to Lien Holder of any default by Lazarus on any agreements to which GEL and MSI are parties. Lien Holder will have a period of not less than thirty (30) days from receipt of notice to cure any default (or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lien Holder shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion) before GEL or

MSI, as the case may be, will take steps to terminate the GEL Transaction Documents or the Construction Contract or assert any remedies they may have under those agreements. Notice to Lazarus under the GEL Transaction Documents (oral or written) shall not constitute notice to Lien Holder.

Lien Holder shall notify GEL in writing promptly of any material default or breach by Lazarus under the Loan Documents (excluding the Existing Defaults). With respect to any default under the Loan Documents, GEL shall have the right, but not the obligation, to cure such default on behalf of Lazarus. The cure period shall be the time period provided in the Loan Documents, as applicable, for the cure of any such default; provided, however, that such cure period shall not begin until GEL receives notice of a Lazarus default pursuant to Section 13(i).

During the Forbearance Period and the Extended Forbearance Period, in lieu of the cure period set forth in the Loan Documents, Lazarus’ right to cure nonmonetary defaults on the Loan Documents (i.e. defaults due to Lazarus’ failure to perform any covenant, agreement or obligation, other than the obligation to pay principal or interest on the Note or other monetary obligations under the other Loan Documents) shall be determined in accordance with this paragraph. Lien Holder shall notify Lazarus and GEL of any such nonmonetary default and Lazarus shall promptly commence and shall diligently pursue the cure of such default to completion. Lazarus shall have a period of thirty (30) days to cure such default; however, if such cure cannot be accomplished within said thirty (30) day period, then so long as Lazarus commences to cure such default promptly after receipt of notice thereof from Lien Holder and thereafter diligently pursues the curing of such default, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence. Lazarus shall keep Lien Holder and GEL apprised of Lazarus’ efforts and progress to cure any default. At the conclusion of the Extended Forbearance Period, the cure period set forth in this Section 13(p) shall no longer be applicable, and the cure periods set forth in the Loan Documents shall be in effect as originally stated.

(q) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY.

(r) FINAL AGREEMENT. THIS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THE LOAN AND TO THIS AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(s) Conflicting Provisions. To the extent the provisions of this Agreement conflict with or are otherwise inconsistent with the provisions of the GEL Transaction Documents or the Construction Contract or any other agreements among the parties hereto, the provisions of this Agreement shall prevail.

(t) Time of Essence. Time is of the essence in the performance of all terms and conditions and other obligations under this Agreement.

(u) Business Day. For purposes of this Agreement “Business Day” means any day except Saturday, Sunday and any day which shall be in Texas a legal holiday, or a day on which banking institutions are authorized or required by law or other government action to close in any city situated in Texas.

(v) Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

(w) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

(x) Duration; Memorandum of Forbearance Agreement. Notwithstanding anything to the foregoing in this Agreement, the rights and obligations of the Parties as set forth under Section 8 herein are obligations that run with the land so as to be forever binding upon the Parties and their respective heirs, personal representatives, administrators, successors and assigns and shall survive the Termination Date. The Parties agree to execute a Memorandum of Forbearance Agreement in the form of Exhibit C attached hereto and incorporated herein by reference, which shall be filed in the real county records of any jurisdiction as deemed necessary by a Party to provide notice to third parties of the terms, covenants, and conditions of this Agreement. No Party shall record this Agreement or cause the recordation of this Agreement.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

EXECUTED by the duly authorized representative of the Parties set forth below, to be effective for all purposes as of the Effective Date.

LIEN HOLDER:

1ST INTERNATIONAL BANK

By:	/s/ John Shaver
Name:	John Shaver
Title:	Vice President

SIGNATURE PAGE TO FORBEARANCE AGREEMENT

EXECUTED by the duly authorized representative of the Parties set forth below, to be effective for all purposes as of the Effective Date.

LAZARUS:

LAZARUS ENERGY LLC

By:	/s/ Jonathan P. Carroll
Name:	Jonathan P. Carroll
Title:	Manager

GUARANTORS:

/s/ Jonathan P. Carroll
Jonathan P. Carroll

/s/ Gina L. Carroll
Gina L. Carroll

LAZARUS ENERGY HOLDINGS LLC

By:	/s/ Jonathan P. Carroll
Name:	Jonathan P. Carroll
Title:	Manager

SIGNATURE PAGE TO FORBEARANCE AGREEMENT

EXECUTED by the duly authorized representative of the Parties set forth below, to be effective for all purposes as of the Effective Date.

GEL:

GEL TEX MARKETING, LLC

By:	/s/ R. V. Deere
Name:	R. V. Deere
Title:	CFO

SIGNATURE PAGE TO FORBEARANCE AGREEMENT

EXECUTED by the duly authorized representative of the Parties set forth below, to be effective for all purposes as of the Effective Date.

MSI:

MILAM SERVICES, INC.

By:	/s/ R. V. Deere
Name:	R. V. Deere
Title:	CFO

SIGNATURE PAGE TO FORBEARANCE AGREEMENT

Exhibit A

Lien Subordination Agreement

See attached.

EXHIBIT TO FORBEARANCE AGREEMENT

Exhibit B

Collateral Assignment of GEL Transaction Documents

See attached.

EXHIBIT TO FORBEARANCE AGREEMENT

Exhibit C

Memorandum of Forbearance Agreement

See attached.

EXHIBIT TO FORBEARANCE AGREEMENT